UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

CHAMPION HOMES, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 W. Big Beaver Road, Suite 1000

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

(248) 614-8211

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, the Compensation Committee of the Board of Directors of Champion Homes, Inc. (the “Company”) approved one-time special equity awards in the form of restricted stock units (the “RSU Awards”) under the Company’s 2018 Equity Incentive Plan (the “Plan”) to certain senior members of the Company’s management team intended to ensure business continuity and stability in a challenging market environment. The target award values of the RSU Awards to the named executive officers were as follows: Laurie Hough, Executive Vice President, Chief Financial Officer and Treasurer: $1,750,000; Wade Lyall, Executive Vice President, Sales and Business Development: $1,500,000; Joseph Kimmell, Executive Vice President, Operations: $1,000,000 and Laurel Krueger, Senior Vice President, General Counsel and Secretary: $1,000,000. The RSU Awards vest in one-third increments on each of the first three anniversaries of the grant date, subject to continued employment or as otherwise provided in the Plan or the applicable form of RSU Award Agreement (as referenced below). The foregoing description of the RSU Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of RSU Award Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION HOMES, INC.

By:	/s/ Laurel Krueger
Laurel Krueger
Senior Vice President, General Counsel and Secretary

Date: August 15, 2025